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                                                                  Exhibit 99(a)6


                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.



                                                                                                          Give the EMPLOYER
                                         Give the SOCIAL                                                  IDENTIFICATION number
For this type of account:                SECURITY number of -        For this type of account:            of -
------------------------------------------------------------------------------------------------------------------------------------
1.  An individual's account              The individual              9.  A valid trust, estate, or        The legal entity (Do not
                                                                         pension trust                    furnish the identifying
                                                                                                          number of the personal
                                                                                                          representative or trustee
                                                                                                          unless the legal entity
                                                                                                          itself is not designated
                                                                                                          in the account title)(5)

2.  Two or more individuals (joint       The actual owner of the     10.  Corporate account               The corporation
    account)                             account or, if combined
                                         funds, any one of the
                                         individuals(1)

3.  Husband and wife (joint              The actual owner of the     11.  Religious, charitable, or       The organization
    account)                             account or, if joint             educational organization
                                         funds, either person(1)          account

4.  Custodian account of a minor         The minor(2)                12.  Partnership account held in     The partnership
    (Uniform Gift to Minors Act)                                          the name of the business

5.  Adult and minor (joint account)      The adult or, if the        13.  Association, club, or other     The organization
                                         minor is the only                tax-exempt organization
                                         contributor, the minor(1)

6.  Account in the name of               The ward, minor, or         14.  A broker or registered          The broker or nominee
    guardian or committee for a          incompetent person(3)            nominee
    designated ward, minor, or
    incompetent person

7.  a. The usual revocable savings       The grantor-trustee(1)      15.  Account with the Department of  The public entity
    trust account (grantor is also                                        Agriculture in the name of a
    trustee)                                                              public entity (such as a state
    b. So-called trust account that is   The actual owner(1)              or local government, school
    not a legal or valid trust under                                      district, or prison) that
    State law                                                             receives agricultural program
                                                                          payments

8.  Sole proprietorship account          The owner(4)



(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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              GUIDELINES FOR CERTIFICATE OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

      o   A corporation.
      o   A financial institution.
      o An organization exempt from tax under section 501(a), or an individual retirement plan.
      o   The United States or any agency or instrumentality thereof.
      o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
      o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
      o An international organization or any agency, or instrumentality thereof.
      o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
      o   A real estate investment trust.
      o   A common trust fund operated by a bank under section 584(a).
      o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
      o An entity registered at all times under the Investment Company Act of 1940.
      o   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      o   Payments to nonresident aliens subject to withholding under section
          1441.
      o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
      o Payments of patronage dividends when the amount received is not paid in money.
      o   Payments made by certain foreign organizations.
      o   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

      o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
      o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
      o   Payments described in section 6049(b)(5) to non-resident aliens.
      o   Payments on tax-free covenant bonds under section 1451.
      o   Payments made by certain foreign organizations.
      o   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payment must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.